UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 5, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 MADISON AVENUE
NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 517-3700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

On December 1, 2006, CharterMac (the “Registrant”) issued a press release announcing that it will host an investor luncheon on Tuesday, December 5, 2006 from Noon to 2:00 p.m. EST in New York City. The luncheon will include presentations by Marc D. Schnitzer, Chief Executive Officer and President, and Robert L. Levy, Chief Financial Officer. The Registrant will post the written portion of the presentations (the “Investor Presentation”) to its website http://www.chartermac.com. The audio portion of the event will be broadcast live over the Internet and can be accessed by all interested parties also through CharterMac’s website, in the "Investor Relations" section.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01.         Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
99.1	Press Release issued December 1, 2006.
99.2	Investor Presentation dated December 5, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CharterMac

Date: December 5, 2006	By: /s/ Marc D. Schnitzer

Marc D. Schnitzer
Chief Executive Officer and President

Exhibit Index

99.1	Press Release issued December 1, 2006.
99.2	Investor Presentation dated December 5, 2006.